Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Other Service Providers -- Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated August 25, 2025, and each included in this Post-Effective Amendment No. 59 to the Registration Statement (Form N-1A, File No. 333-104972) of Morgan Stanley Institutional Liquidity Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated December 23, 2024, with respect to the financial statements and financial highlights of Government Portfolio, Treasury Portfolio and Treasury Securities Portfolio (three of the funds constituting Morgan Stanley Institutional Liquidity Funds) included in the Annual Report (Form N-CSR) for the year ended October 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

August 25, 2025